UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): November 25, 2005
                                                         -----------------


                                  CORTECH, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                     0-20726                         84-0894091
             ------------------------      -------------------------------
             (Commission File Number)      (IRS Employer Identification No.)



         376 Main Street, P.O. Box 74, Bedminster, NJ           07921
         ----------------------------------------------   ----------------
         (Address of Principal Executive Offices)            (Zip Code)



                                 (908) 234-0078
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 25, 2005 (the "Effective Date"), Cortech, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Dr. Qun Yi Zheng, to be President of the Company for an initial three-year term at an annual salary of $200,000, which may be increased but not decreased at the discretion of the Board of Directors. The Board may also grant bonuses to Dr. Zheng in its discretion. The Company will also attempt to obtain and pay premiums for a three-year term insurance policy for $4 million on Dr. Zheng's life. The Company will be the beneficiary of $3 million of this policy and Dr. Zheng's spouse will be the beneficiary of $1 million of this policy.

Unless the Company gives thirty days written notice prior to November 1, 2007, the term of the Agreement will be automatically extended one day for each day elapsed after November 1, 2007. Dr. Zheng may terminate his employment under the Agreement under certain conditions specified in the Agreement, and the Company may terminate his employment under the Agreement for cause. Should Dr. Zheng become "disabled" (as such term is defined in the Agreement) during the term of the Agreement, he will receive the greater of any disability insurance benefits the Company provided him or 80 percent of his salary for the remainder of the term of the Agreement.

Dr. Zheng may terminate the Agreement within 36 months after a change of control (as defined in the Agreement) of the Company and receive all compensation described in the Agreement for the remainder of the term of the Agreement.

The above is a summary and is qualified in its entirety by the Agreement itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On November 25, 2005, Dr. Qun Yi Zheng was appointed President of the Company. Since August 2000, Dr. Zheng has been a director of the Company. Prior to joining the Company, Dr. Zheng was with Pure World Inc., as President from December 2003, to September 2005, Chief Operating Officer from September 2003, to September 2005, and Executive Vice President from 1996 through 2003. On
November 25, 2005, Dr. Zheng was also appointed President of Kent Financial Services, Inc. From November 2000 until November 2003, Dr. Zheng was a director of Kent Financial Services, Inc. Dr. Zheng was Technical Manager at Hauser Nutraceuticals, from 1995 to 1996, and, from 1993 to 1994, he was Senior Chemist at Hauser Chemical Research, Inc.

Item 9.01   Financial Statements And Exhibits

            (d)   Exhibits

                  10.1 Employment Agreement dated November 25, 2005 between Cortech, Inc. and Dr. Qun Yi Zheng.
                  99.1    Press Release dated November 25, 2005.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2005                  Cortech, Inc.
                                         (Registrant)



                                         By: /s/ Paul O. Koether
                                             -----------------------------------
                                             Paul O. Koether
                                             Chairman, Chief Executive Officer






















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

EXHIBIT INDEX
-------------

Exhibit      Description
-------      -----------


10.1         Employment Agreement  dated November 25, 2005 between Cortech, Inc.
             and Dr. Qun Yi Zheng.

99.1         Press Release dated November 25, 2005.



























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